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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF eRESOURCE CAPITAL GROUP, INC.

                                                      STATE OF
                                                      INCORPORATION
                                                      -------------

flightserv.com, Inc.                                  Delaware
Internet Aviation Services Limited, Ltd.              Nevada
DM Marketing, Inc.                                    Delaware
Avenel Ventures, Inc.                                 Nevada
Lifestyle Innovations, Inc.                           Nevada
LST, Inc.                                             Delaware
Lifestyle Technologies Atlanta, Inc.                  Georgia
Lifestyle Technologies Franchising Corp.              Nevada
Lifestyle Security, Inc.                              Delaware
Lifestyle Technologies Charlotte, Inc.                North Carolina
LST Integrators, Inc.                                 Nevada
Brittany Enterprises, Inc.                            Nevada
Logisoft Corp.                                        New York
eStorefronts.net Corp.                                New York
Gateway Development Corp.                             New York
Capital First Holdings, Inc. of Georgia               Georgia
PDK Properties, Inc.                                  Georgia
Flightfuel, Inc.                                      Georgia
Premiere Shoe Group, LLC                              New York
Platinum Air Charter, LLC                             Texas
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